UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On March 18, 2011, The Charles Schwab Corporation (“Schwab”), Neon Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Schwab, and optionsXpress Holdings, Inc. (“optionsXpress”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of optionsXpress by Schwab. Subject to the terms and conditions of the Merger Agreement, which has been approved by the board of directors of each company, Merger Sub will be merged with and into optionsXpress (the “Merger”), with optionsXpress continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Schwab.

Upon effectiveness of the Merger, each outstanding share of optionsXpress common stock, other than shares owned by Schwab or optionsXpress (which will be cancelled and retired), will be converted into the right to receive 1.02 shares of common stock of Schwab.

Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by optionsXpress stockholders and the receipt of required regulatory and antitrust approvals. The Merger Agreement contains customary representations, warranties and covenants of Schwab, Merger Sub and optionsXpress, including, among others things, optionsXpress’ covenants (i) to have its board of directors recommend approval of the Merger Agreement by optionsXpress stockholders, subject to certain exceptions to permit the optionsXpress directors to comply with their fiduciary duties, (ii) not to solicit alternate transactions and (iii) to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the effectiveness of the Merger and refrain from taking various non-ordinary course actions during that period.

The Merger Agreement contains certain termination rights for both Schwab and optionsXpress and, further provides that, upon the termination of the Merger Agreement under specified circumstances, generally including an alternative business combination transaction, optionsXpress will owe Schwab a cash termination fee of $41,900,000.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains customary representations and warranties of Schwab and Merger Sub, on the one hand, and optionsXpress, on the other hand, made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the parties to the Merger Agreement and are not intended to provide factual, business, or financial information about the parties. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Schwab and Merger Sub, on the one hand, and optionsXpress, on the other hand, rather than establishing matters as facts.

Voting Agreement

In connection with the execution of the Merger Agreement, G-Bar Limited Partnership and JG 2002 Delta Trust (each, a “Stockholder”), which collectively hold approximately 22.9% of optionsXpress’ outstanding voting stock as of March 18, 2011, entered into a voting agreement, dated as of March 18, 2011 (the “Voting Agreement”), with Schwab and optionsXpress, pursuant to which, among other things, each Stockholder agreed to (i) vote its shares in favor of the adoption of the Merger Agreement and against any takeover bid by a third party and (ii) comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained therein. Each Stockholder has granted an irrevocable proxy in favor of designated officers of Schwab to vote its shares of optionsXpress common stock as required. The Voting Agreement will terminate on the earlier of (i) the effective time of the Merger and (ii) the date of termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Additional Information

In connection with the proposed transaction, Schwab will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of optionsXpress. optionsXpress will mail the final proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction and other relevant documents filed with the SEC when they become available because they will contain important information. Copies of all documents filed with the SEC regarding the proposed transaction may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). These documents, when available, may also be obtained, free of charge, from Schwab’s website, www.aboutschwab.com/investor, under the tab “Financials and SEC Filings” or from optionsXpress’ website, www.optionsXpress.com/investor, under the item “SEC Filings”.

Schwab, optionsXpress and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the optionsXpress stockholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of optionsXpress in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about Schwab’s executive officers and directors is available in Schwab’s Annual Report on Form 10-K filed with the SEC on February 25, 2011 and Schwab’s definitive proxy statement filed with the SEC on March 30, 2010. Information about optionsXpress’ executive officers and directors is available in optionsXpress’ definitive proxy statement filed with the SEC on April 15, 2010. You can obtain free copies of these documents from Schwab and optionsXpress using the contact information above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of March 18, 2011, by and among The Charles Schwab Corporation, Neon Acquisition Corp. and optionsXpress Holdings, Inc.

10.1	Voting Agreement, dated as of March 18, 2011, by and among The Charles Schwab Corporation, G-Bar Limited Partnership, JG 2002 Delta Trust and optionsXpress Holdings, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: March 21, 2011	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 18, 2011, by and among The Charles Schwab Corporation, Neon Acquisition Corp. and optionsXpress Holdings, Inc.

10.1	Voting Agreement, dated as of March 18, 2011, by and among The Charles Schwab Corporation, G-Bar Limited Partnership, JG 2002 Delta Trust and optionsXpress Holdings, Inc.